EXHIBIT 10.1

	Aufhebungsvereinbarung		Separation Agreement

	zwischen		zwischen

LeMaitre Vascular GmbH Otto-Volger-Straße 5a-5b 65843 Sulzbach Germany/Deutschland

	die „Gesellschaft”		the „Company”

	Und		And
Peter Gebauer Lessingstr. 7 61440 Oberursel

	der „Geschäftsführer” -		the „Managing Director” -

	wird folgende Vereinbarung geschlossen		the following Agreement is made:

1.	Beendigung des Anstellungs-vertrages	1.	Termination of Managing Director Employment Contract

	Die Parteien sind sich darüber einig, dass das zwischen ihnen bestehende Anstellungsverhältnis vom 1. Oktober 2008 samt etwaiger Ergänzungs- und Zusatzvereinbarungen, insbesondere der Zusatzvereinbarung vom 24. Dezember 2008 sowie jedes sonstige zwischen ihnen bestehende Anstellungs- oder Arbeitsverhältnis einvernehmlich mit Wirkung zum 30. September 2017 (das „Beendigungsdatum”) enden wird. Eine ordentliche Kündigung mit Wirkung vor dem Beendigungsdatum ist für beide Parteien ausgeschlossen.		The Parties mutually agree that the existing Managing Director Employment Contract dated October 1, 2008 including any additional or ancillary agreements, in particular the amendment agreement dated December 24, 2008 as well as any further service or employment agreements between the Parties shall end effective as of September 30, 2017 (the “Termination Date”). Any ordinary termination or resignation effective prior to the Termination Date shall be excluded for either party.

2.	Vergütung, Krankenversicherungsbeiträge, Altersversorgung, Sozialversicherungsbeiträge, Steuerausgleich, Steuerberatungskosten, Dienstwagen und Auslagenersatz	2.	Remuneration, Health Insurance, Pension, Social Security, Tax Equalization, Tax Preparation, Company Car and Expense reimbursement

2.1	Sämtliche Vergütungsansprüche bis zum 31. Mai 2017 2017 sind bereits ordnungsgemäß abgerechnet und vollständig erfüllt. Für den Zeitraum vom 1. Juni 2017 bis zum Beendigungsdatum erhält der Geschäftsführer ein monatliches Festgehalt in Höhe von EUR 22.542.92 brutto, zzgl. eines monatlichen Beitrags zur Altersversorgung in Höhe von EUR 174 zahlbar jeweils zum Monatsende.	2.1	Any claims to remuneration for the period until May 31, 2017 has been settled correctly and paid out completely. For the period from June 1, 2017 until the Termination Date, the Managing Director shall receive a gross monthly base salary amounting to EUR 22,542.92 and EUR 174 monthly pension contribution to be paid at the end of each calendar month.

2.2	Mit Ausnahme der Möglichkeit auf Erzielung eines Superbonus von bis zu EUR 5.000 brutto, sind sämtliche Ansprüche auf Bonus oder sonstige variable Vergütung, Sonderzahlungen oder sonstige Leistungen wurden bereits ordnungsgemäß abgerechnet und vollständig erfüllt. Die Parteien sind sich darüber einig, dass der Geschäftsführer darüber hinaus gehende Ansprüche gegen die Gesellschaft auf Vergütung oder sonstige Leistungen aus oder im Zusammenhang mit dem Anstellungsverhältnis oder seiner Beendigung (einschließlich jedoch nicht beschränkt auf Boni und Abfindungen), die über Ziff. 2.1,2.3 und 2.4 dieser Vereinbarung hinausgehen, nicht zustehen. In diesem Zusammenhang sind sich die Parteien darüber einig, dass Ziff. 5.3 des Geschäftsführeranstellungsvertrags vom 1. Oktober 2008 in der derzeit geltenden Fassung hiermit ausdrücklich aufgehoben wird und keine Ansprüche auf diese Klausel gestützt werden können.	2.2	All claims to bonuses or other variable remuneration, special payments or other benefits have already been settled correctly and paid out completely, other than a EUR 5.000 gross Super Bonus opportunity still in effect. The Parties agree that the Managing Director shall have no further claims vis-à-vis the Company to remuneration or any other benefits relating to the employment relationship or its termination (including, but not limited to bonuses and severance payments) beyond those listed explicitly under Sec. 2.1., 2.3 or 2.4 of this Agreement. In this context the Parties explicitly agree that Sec. 5.3 of the Managing Director Employment Contract dated October 1, 2008 as amended from time to time, shall hereby be cancelled and no claims shall result from this provision.

2.3	Bis zum Beendigungsdatum zahlt die Gesellschaft einen monatlichen Zuschuss zur privaten Krankenversicherung des Geschäftsführers und seiner Ehefrau in Höhe von 50% des Monatsbeitrags. Die Gesellschaft führt im Übrigen bis zum Beendigungsdatum die nach deutschem Recht erforderlichen Sozialversicherungsbeiträge ab. Darüber hinaus erstattet die Gesellschaft dem Geschäftsführer nach Maßgabe der Richtlinien, Praktiken und Verfahrensweisen der Gesellschaft angemessene Auslagen, die er bis zum Beendigungsdatum im geschäftlichen Interesse der Gesellschaft aufgewendet hat (einschließlich Reisen und Bewirtung).	2.3	Until the Termination Date, the Company pays a monthly supplement to private health insurance of the Managing Director’s and his spouse in the amount of 50% of the monthly contribution. The Company shall also pay the statutory social security premiums, to the extent required by German law, until the Termination Date. Until the Termination Date, the Managing Director shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred for the Company’s business (including travel and entertainment) in accordance with the policies, practices and procedures of the Company.

2.4	Für das Kalenderjahr 2016 leistet die Gesellschaft an den Geschäftsführer einen Steuerausgleich in Höhe von EUR 86.602,82 brutto, zahlbar spätestens zum 30. September 2017. Vorbehaltlich der Vorlage eines geeigneten und ordnungsgemäßen Nachweises bis zum Beendigungsdatum, erstattet die Gesellschaft dem Geschäftsführer Steuerberatungskosten bis zu EUR 2.000 inkl. USt, die ihm tatsächlich für die Erstellung seiner Einkommenssteuererklärung für das Kalenderjahr 2016 entstanden sind. Die Auszahlung des Erstattungsbetrags erfolgt spätestens zum Beendigungsdatum, sofern die erforderlichen Nachweise der Gesellschaft bis zum 10. September 2017 vorliegen.	2.4	For the calendar year 2016, the Company shall pay a tax equalization in the amount of EUR 86,602.82 gross to be paid by September 30, 2017 at the latest. The Company shall reimburse the Managing Director up to EUR 2.000 incl. VAT for costs actually incurred by the Managing Director for professional fees for preparation of his income tax declaration for the 2016 calendar year provided that the Managing Director shall have provided the Company with such supporting documentation as the Company may reasonably require before the Termination Date. Provided that supporting documentation is provided by the Managing Director by September 10, 2017, then such reimbursement will be made on or before the Termination Date.

2.5	Der Geschäftsführer kann den ihm überlassenen Dienstwagen bis zum Beendigungsdatum im bisherigen Umfang nutzen. Er wird ihn spätestens am Beendigungsdatum in ordnungsgemäßem Zustand nebst Schlüsseln, Zubehör und Fahrzeugpapieren am Sitz der Gesellschaft zurückgeben. Ein Zurückbehaltungsrecht besteht nicht.	2.5	Until the Termination Date, the Managing Director shall be entitled to use the company car to the current extent. He will return the company car in a proper condition including all keys, accessories, vehicle documents at the Company’s seat no later than Termination Date. There shall be no right to retention.

3.	Arbeitsleistung, Übergabe und Urlaub	3.	Services, Hand-Over and Vacation

	Der Geschäftsführer wird seine Arbeitsleistung im Übrigen bis zum Beendigungsdatum vom Büro in Sulzbach aus oder von einem anderen mit der Gesellschaft abgestimmten Ort ordnungsgemäß erbringen und eine ordnungsgemäße Übergabe spätestens am Beendigungsdatum an eine von der Gesellschaft zu benennende Person sicherzustellen. Etwaigen Resturlaub oder sonstigen Freizeitausgleich wird der Geschäftsführer bis zum Beendigungsdatum in Anspruch nehmen. Nicht genommener Urlaub oder Freizeitausgleich wird nicht abgegolten, sondern verfällt.		The Managing Director shall duly provide his services until the Termination Date from the Sulzbach office or such other location as agreed with the Company, and secure a correct handover no later than the Termination Date to a person to be designated by the Company. Any vacation time and personal time shall be taken until the Termination Date. Non-taken vacation or personal time will not be compensated, but forfeited as of the Termination Date.

4.	Wettbewerbsverbot	4.	Non-Compete Covenant

	Das gesetzliche Wettbewerbsverbot bleibt bis zum Beendigungsdatum bestehen.		The statutory prohibition to compete remains applicable until the Termination Date.

5.	Rückgabe von Unternehmenseigentum	5.	Return of Company Items

	Der Geschäftsführer gibt alle der Gesellschaft oder einem mit ihr verbundenen Unternehmen zu-stehenden Gegenstände an einem noch zu vereinbarenden Termin, spätestens jedoch am Beendigungsdatum am Geschäftssitz in Sulzbach zurück, insbesondere:		The Managing Director shall return all items pertaining to the Company or any of its affiliates at the premises in Sulzbach on a date to be agreed between the parties, however no later than the Termination Date, in particular:

	• Mobiltelefon, • Büroschlüssel, • Laptop • sämtliche Geschäftsunterlagen und Kopien hiervon, gleich auf welchem Datenträger.		• cell phone, • office keys, • laptop • all business documents and copies thereof, irrespective of the data carrier.

	Ein Zurückbehaltungsrecht an vorgenannten Gegenständen steht dem Geschäftsführer nicht zu.		The Managing Director shall have no right of retention to the abovementioned items.

6.	Beendigung des Geschäftsführer-amts, Entlastung; sonstige Ämter	6.	Termination of Office of Managing Director, Approval of Actions, other offices

6.1	Der Geschäftsführer wird sein Amt als Geschäftsführer der Gesellschaft mit Wirkung zum Beendigungsdatum niederlegen. Die Gesellschaft erklärt hierzu ihr Einverständnis. Der Geschäftsführer wird eine entsprechende Niederlegungserklärung mit Wirkung zum Beendigungsdatum separat ausfertigen, die dieser Vereinbarung als Anlage 1 beigefügt ist. Der Geschäftsführer verpflichtet sich, ab dem Beendigungsdatum bis zur Löschung seiner Bestellung im Handelsregister nicht mehr als Geschäftsführer der Gesellschaft aufzutreten und keinerlei Handlungen für oder im Namen der Gesellschaft vorzunehmen.	6.1	The Managing Director shall resign as managing director of the Company effective as of the Termination Date. The Company hereby grants its consent. The Managing Director will issue a separate declaration with respect to his resignation as managing director effective as of the Termination Date, enclosed to this Agreement as Exhibit 1. The Managing Director hereby commits himself to refrain as of the Termination Date until the deletion of his appointment in the commercial register from acting any longer as managing director of the Company and from undertaking any acts for or on behalf of the Company.

6.2	Über die Entlastung nach § 46 Nr. 5 GmbHG wird die Gesellschafter-versammlung der Gesellschaft im gewöhnlichen Geschäftsgang be-schließen.	6.2	The shareholder´s meetings of the Company will resolve about the formal approval of actions according to Sec. 46 Nr. 5 Limited Companies Act (GmbHG) within the regular course of business.

6.3	Der Geschäftsführer tritt mit Wirkung zum Beendigungsdatum von allen Ämtern, die er bei sonstigen Organisationen für die Gesellschaft hält, zurück und wird ab diesem Zeitpunkt nicht mehr in diesen Funktionen auftreten oder etwaige Handlungen vornehmen, es sei denn etwas Abweichendes wird zwischen dem Geschäftsführer und der Gesellschaft bzw. einem Konzernunternehmen vereinbart. Der Geschäftsführer wird alle Rücktrittsdokumente in der Form ausfertigen, welche die Gesellschaft für notwendig oder zweckmäßig erachtet, um diese Rücktritte zu bewirken bzw. bekanntzugeben.	6.3	The Managing Director hereby resigns as of the Termination Date from all offices held in any other organizations on behalf of the Company and shall, as of that date, refrain from acting in such capacity and from taking any pertaining action, except as otherwise agreed upon by the Managing Director and the Company or its affiliates. The Managing Director shall execute all resignation documents in such form as deemed necessary or useful by the Company in order to effect and/or announce these resignations.

7.	Geheimhaltung	7.	Confidentiality

	Der Geschäftsführer ist auch über das Beendigungsdatum hinaus verpflichtet, alle ihm anvertrauten oder sonst bekannt gewordenen geschäftlichen, betrieblichen, technischen oder sonstigen Informationen, die sich auf die Gesellschaft oder verbundene Gesellschaften beziehen und vertraulichen Charakter haben, Dritten nicht zu offenbaren. Er sichert zu, Stillschweigen über den Inhalt dieser Vereinbarung gegenüber jedermann zu wahren, es sei denn, dass er gesetzlich zur Auskunft verpflichtet oder die Auskunft aus steuerlichen oder sozialversicherungsrechtlichen Gründen erforderlich ist.		The Managing Director is obliged, even after the Termination Date, not to disclose to any third party any confidential business, company, technical or other information relating to the Company or their affiliates which has become known to him or with which he was entrusted during the term of his employment. The Managing Director shall keep confidential the contents of this Agreement unless he is obliged by statutory laws to divulge such information or the information is required for tax or social security purpose.

8.	Ausgleichsklausel	8.	Full and Final Settlement of Claims

8.1	Mit Unterzeichnung dieser Verein-barung hat der Geschäftsführer ausschließlich die hierin ausdrücklich niedergelegten Ansprüche gegen die Gesellschaft. Die Parteien sind darüber einig, dass mit deren Erfüllung sämtliche Ansprüche des Geschäftsführers gegen die Gesellschaft aus und in Zusammenhang mit dem Anstellungsverhältnis und dessen Beendigung sowie aus jedem sonstigen Anstellungs- oder Arbeitsverhältnis oder Rechtsgrund abgegolten sind. Hiervon ausgenommen sind unverzichtbare Rechte.	8.1	Upon signing of this Agreement, the Managing Director shall exclusively have the herein explicitly stipulated claims against the Company. The Parties agree that upon fulfillment of such claims, all claims of the Managing Director against the Company in relation with the employment relationship and its termination as well as with any other service or employment relationship or any other legal ground shall be deemed to be compensated. Not included hereunder are non-forfeitable rights.

8.2	Darüber hinaus erklärt der Geschäftsführer hiermit, dass sämtliche sonstigen Ansprüche gegenüber mit den Gesellschaften verbundenen Unternehmen vollständig erfüllt sind und keine darüber hinaus gehenden Ansprüche bestehen, gleich aus welchem Rechtsgrund, bekannt oder unbekannt und unabhängig vom Zeitpunkt des Entstehens. Hiervon ausgenommen sind Ansprüche des Geschäftsführers aus dem Third Amended and Restated 2006 Stock Option and Incentive Plan gegen die Le Maitre Vascular Inc. Diese richten sich ausschließlich nach dem Third Amended and Restated 2006 Stock Option and Incentive Plan.	8.2	Furthermore, the Managing Director herewith declares that any other claims against companies affiliated with the Companies have been entirely fulfilled and no further claims exist, be they known or unknown, of whatever kind and irrespective of the date on which they originate. Exclusively exempted shall be any claims against LeMaitre Vascular, Inc. resulting from the Third Amended and Restated 2006 Stock Option and Incentive Plan. In this regard the Third Amended and Restated 2006 Stock Option and Incentive Plan with LeMaitre Vascular, Inc. apply.

9.	Schlussbestimmungen	9.	Final Provisions

9.1	Nebenabreden zu dieser Verein-barung bestehen nicht. Sie tritt an die Stelle aller sonstigen vorher-gehenden schriftlichen und mündlichen Vereinbarungen der Parteien. Der Geschäftsführer bestätigt hiermit, dass das Executive Obligations Agreement zwischen der LeMaitre Vascular, Inc. und dem Geschäftsführer vom 22. September 2003 vollumfänglich in Kraft bleibt.	9.1	This Agreement constitutes the entire agreement and supersedes all other prior agreements and undertakings both written and oral between the Company and the Managing Director. The Managing Director acknowledges that the Executive Obligations Agreement between LeMaitre Vascular, Inc. and the Managing Director dated September 22, 2003 remains in full force and effect.

9.2	Änderungen oder Ergänzungen dieses Vertrages, einschließlich dieser Vorschrift, bedürfen zu ihrer Rechtswirksamkeit der Schriftform. Dies gilt nicht für individuelle Vereinbarungen.	9.2	Any amendments or additions to this Agreement, including this provision, must be made in writing in order to become effective. This does not apply to individual agreements.

9.3	Sollten einzelne Bestimmungen dieser Vereinbarung ganz oder teilweise unwirksam oder undurchführbar sein oder werden, wird die Wirksamkeit der übrigen Bestimmungen dieser Vereinbarung hiervon nicht berührt. Die unwirksame oder undurchführbare Bestimmung gilt als durch eine rechtlich wirksame und durchführbare Bestimmung ersetzt, die dem von den Parteien beabsichtigten Zweck so nahe wie möglich kommt oder der anzunehmenden Absicht der Partei gemäß dem Ziel und dem Zweck dieser Vereinbarung, wenn sie sich der Unwirksamkeit oder Undurchführbarkeit der jeweiligen Bestimmung bewusst gewesen wären. Regelungslücken in dieser Vereinbarung gelten als durch eine Bestimmung geschlossen, die die Parteien als ordentliche Kaufleute in gutem Glauben vereinbart hätten, wenn sie der Meinung gewesen wären, dass die Angelegenheit nicht Gegenstand dieser Vereinbarung ist.	9.3	Should any of the provisions of this Agreement be or become fully or partly invalid or unenforceable, the validity of the other provisions of this Settlement Agreement shall not be affected hereby. The invalid or unenforceable provision shall be deemed to be replaced by such legally valid and enforceable provision which corresponds as closely as possible to the economic purpose intended by the Parties or what would have been the intention of the Parties according to the aim and purpose of this Agreement, had they recognized the invalidity or unenforceability of the respective provision. Any gaps of this Settlement Agreement shall be deemed to be filled by a provision which the Parties as prudent businessmen would in good faith, have agreed on, had they considered the matter not covered by this Agreement.

9.4	Im Zweifelsfall hat die deutsche Fassung Vorrang.	9.4	In case of doubt, the German version shall prevail.

Sulzbach, 7. Juni/June 2017

                /s/ George W. LeMaitre

LeMaitre Vascular GmbH vertreten durch/represented by

ihre Alleingesellschafterin/its sole shareholder,

LeMaitre Vascular, Inc,

diese vertreten durch/represented by

George W. LeMaitre

Sulzbach, den 7. Juni/June 2017

/s/ Peter Gebauer
Peter Gebauer

Anlage 1

An die/To the

Gesellschafterin der/ shareholder of

LeMaitre Vascular GmbH

Niederlegung	Resignation

Hiermit lege ich mein Amt als Geschäftsführer der LeMaitre Vascular GmbH mit Wirkung zum 30. September 2017 nieder.	Hereby, I resign as managing director of LeMaitre Vascular GmbH effective as of September 30, 2017.

Sulzbach, 7. Juni/June 2017

/s/ Peter Gebauer Peter Gebauer

Erhalten/Received: 7. Juni/June 2017

/s/ George W. LeMaitre
George W. LeMaitre Direktor der/Director of LeMaitre Vascular, Inc. als Gesellschafterin der LeMaitre Vascular GmbH